Exhibit 99.1

Ponce Financial Group, Inc. Reports First Quarter 2023 Results

NEW YORK, April 26, 2023 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the first quarter of 2023.

First Quarter 2023 Highlights (Compared to Prior Periods):

•
Net income of $0.3 million or $0.01 per diluted share, for the three months ended March 31, 2023, as compared to net loss of ($9.2) million, or ($0.40) per diluted share for the three months ended December 31, 2022 and net loss of ($6.8) million, or ($0.31) per diluted share for the three months ended March 31, 2022.
•
Included in the $0.3 million of net income for the first quarter of 2023 results is $15.2 million in net interest income and $1.8 million in non-interest income, offset by a $16.4 million in non-interest expense.
•
Net interest income of $15.2 million for the first quarter of 2023 decreased $0.9 million, or 5.70%, from the prior quarter and $2.1 million, or 12.07%, from the same quarter last year, largely due to an increase in funding costs driven by the significant increase in interest rates during the quarter.
•
Net interest margin was 2.75% for the first quarter of 2023, a decrease from 2.98% for the prior quarter and from 4.68% for the same quarter last year.
•
Cash and equivalents were $184.7 million as of March 31, 2023, an increase of $130.3 million, or 239.75%, from December 31,2022 as we were able to take advantage of borrowing rates below what we collect on our interest bearing overnight deposit with banks.
•
Securities totaled $620.0 million as of March 31, 2023, a decrease of $20.4 million, or 3.18%, from December 31, 2022 due to a call on one of the securities and changes in principal.
•
Net loans receivable were $1.61 billion as of March 31, 2023, an increase of $121.3 million, or 8.12%, from December 31, 2022.
•
Deposits were $1.34 billion as of March 31, 2023, an increase of $84.5 million, or 6.74%, from December 31, 2022.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “Although the U.S. economy continues to show strength, we saw plenty of volatility as well as a continuation of rate increases during the quarter. Despite that backdrop we were able to grow our loan and deposit base while keeping plenty of liquidity available – our liquid assets (cash and equivalents plus unpledged securities) stand at $573 million, almost double the level of our uninsured deposits of approximately $317 million. Our capital levels continue to be industry leading and multiples of regulatory requirements. We were also able to regain profitability and grow our book value per share. During the quarter we implemented Current Expected Credit Losses ("CECL") which slightly reduced our allowance for credit losses but increased our reserve for contingent exposures (which are booked as operating expenses). On the quarterly provision, we booked a net recovery as the $1.5 million charge due to loan increases and the $0.1 million related to the investment portfolio, offset by recoveries on the micro consumer loan portfolio of $1.8 million as the portfolio paid off significantly during the quarter. We also booked $0.9 million in recoveries related to the micro consumer loan receivable given our cash collections during the quarter.

"While we continue to prepare for different scenarios and it’s reasonable to expect further volatility, we remain committed to invest in our people and in technology to make us more efficient. Our commitment is also to the communities we serve and to our MDI/CDFI status – as an example, we announced on April 17, 2023 that we were awarded a grant of $3.7 million from the U.S. Treasury as part of the CDFI Equitable Recovery Program."

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “Despite a challenging environment, we were able to organically add over $140 million to our real estate loan portfolio across most categories during the quarter while reducing our exposure related to consumer micro loans. We achieved this growth, without sacrificing quality - we will never choose loan growth over safe and sound underwriting practices. Our prudence has served us well over the years and it will continue to do so for years to come.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (Annualized):	2023	2022	2022	2022	2022
Return on average assets (1)	0.06%	(1.62%)	(2.80%)	0.17%	(1.55%)
Return on average equity (1)	0.27%	(7.28%)	(11.25%)	1.01%	(10.06%)
Net interest rate spread (1) (2)	1.79%	2.14%	3.12%	3.86%	4.48%
Net interest margin (1) (3)	2.75%	2.98%	3.62%	4.10%	4.68%
Non-interest expense to average assets (1)	2.79%	2.78%	4.83%	3.73%	6.39%
Efficiency ratio (4)	95.88%	94.95%	132.46%	93.77%	143.50%
Average interest-earning assets to average interest- bearing liabilities	147.75%	151.73%	161.30%	151.98%	145.54%
Average equity to average assets	20.91%	22.32%	24.90%	17.32%	15.76%

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios (Annualized):	2023	2022	2022	2022	2022
Total capital to risk weighted assets (Bank only)	27.54%	30.53%	33.39%	36.00%	23.27%
Tier 1 capital to risk weighted assets (Bank only)	26.28%	29.26%	32.13%	34.75%	22.02%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	26.28%	29.26%	32.13%	34.75%	22.02%
Tier 1 capital to average assets (Bank only)	19.51%	20.47%	22.91%	28.79%	14.88%

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality Ratios (Annualized):	2023	2022	2022	2022	2022
Allowance for loan losses as a percentage of total loans	1.77%	2.27%	1.77%	1.31%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	149.73%	252.33%	118.43%	94.05%	106.84%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.57%)	(0.85%)	(0.52%)	(0.05%)	(0.22%)
Non-performing loans as a percentage of total gross loans	1.18%	0.90%	1.50%	1.39%	1.20%
Non-performing loans as a percentage of total assets	0.76%	0.59%	0.97%	0.90%	0.97%
Total non-performing assets as a percentage of total assets	0.76%	0.59%	0.97%	0.90%	0.97%
Total non-performing assets and accruing troubled debt restructured loans as a percentage of total assets	0.93%	0.78%	1.16%	1.14%	1.30%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended March 31, 2023, was $0.3 million compared to a net loss of ($9.2) million for the three months ended December 31, 2022 and net loss of ($6.8) million for the three months ended March 31, 2022. The increase of net income for the three months ended March 31, 2023 compared to the three months ended December 31, 2022 was attributed mainly to Grain Technology, Inc. ("Grain")’s net provision recovery this quarter versus a large Grain-related provision charge the prior quarter. The increase of net income for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 was largely due to charges related to Grain and a contribution to the Ponce De Leon Foundation in the first quarter of 2022.

Net Interest Income and Net Margin

Net interest income for the three months ended March 31, 2023, was $15.2 million compared to $16.2 million for the three months ended December 31, 2022 and $17.3 million for the three months end March 31, 2022. This decrease is largely explained by increases in interest expenses due to higher interest rates, offset by increases in interest and dividend income.

Net interest margin was 2.75% for the three months ended March 31, 2023 compared to 2.98% for the prior quarter, a decrease of 23bps and 4.68% for the same period last year, a decrease of 193bps. The decrease in net interest margin was a result of an increase in the cost of funds driven by higher interest rates.

Non-interest Income

Non-interest income for the three months ended March 31, 2023, was $1.8 million, an increase of $1.4 million, or 316.25%, compared to the three months ended December 31, 2022 and a decrease of $0.4 million, or 18.28%, compared to the three months ended March 31, 2022.

The $1.4 million increase in non-interest income for the three months ended March 31, 2023 compared to the three months ended December 31, 2022 was impacted by the reversal of loan origination income that had been taken upfront (as opposed to deferred) last quarter and increases in late and prepayment charges and other non-interest income this quarter.

The $0.4 million decrease in non-interest income for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 was attributable to decreases of $0.6 million in loan origination fees, $0.3 million in income on sale of mortgage loans and $0.3 million in brokerage commission, partially offset by increases of $0.7 million in late and prepayment charges and $0.1 million in other non-interest income.

Non-interest Expense

Non-interest expense for the three months ended March 31, 2023, was $16.4 million, an increase of $0.6 million, or 3.78%, compared to the three months ended December 31, 2022 and a decrease of $11.7 million, or 41.72%, compared to the three months ended March 31, 2022.

The $0.6 million increase from the three months ended December 31, 2022 was mainly attributable to increases of $1.4 million in provision for contingencies (mostly due to CECL implementation) and $0.9 million in compensation and benefits expense, offset by decreases of $0.8 million in other expenses, $0.4 million in Grain recoveries and $0.4 million in occupancy and equipment.

The $11.7 million decrease from the three months ended March 31, 2022 was attributable to a $9.0 million decrease in Grain write-off and write-down, as well as a $5.0 million contribution to the Ponce De Leon Foundation last year, partially offset by a higher provision for contingencies of $1.0 million (due to higher volumes and CECL implementation) .

Balance Sheet Summary

Total assets increased $227.5 million, or 9.84%, to $2.54 billion as of March 31, 2023 from $2.31 billion as of December 31, 2022. The increase in total assets is largely attributable to increases of $130.3 million in cash and cash equivalents, $121.3 million in net loans receivable (inclusive of a $16.5 million net decrease in PPP loans) and $1.8 million in other assets, offset by decreases of $19.2 million in held-to-maturity securities and $5.5 million in Federal Home Loan Bank of New York stock.

Total liabilities increased $224.2 million, or 12.32%, to $2.04 billion as of March 31, 2023 from $1.82 billion as of December 31, 2022. The increase in total liabilities was largely attributable to increases of $131.0 million in borrowings and $84.5 million in deposits.

Total stockholders’ equity increased $3.3 million, or 0.68%, to $496.0 million as of March 31, 2023, from $492.7 million as of December 31, 2022. This increase in stockholders’ equity was largely attributable to $1.2 million in other comprehensive income related to improved valuation of securities, $1.1 million as a result of implementation of CECL, $0.4 million in share-based compensation, $0.3 million in net income and $0.3 million in ESOP.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks:
Cash	$83,670	$34,074	$37,235	$53,544	$32,168
Interest-bearing deposits in banks	101,017	20,286	25,286	221,262	37,127
Total cash and cash equivalents	184,687	54,360	62,521	274,806	69,295
Available-for-sale securities, at fair value	128,320	129,505	131,977	140,044	154,799
Held-to-maturity securities, at amortized cost (1)	491,649	510,820	494,297	211,517	927
Placement with banks	1,245	1,494	2,490	2,490	2,490
Mortgage loans held for sale, at fair value	2,987	1,979	3,357	9,234	7,972
Loans receivable, net	1,614,428	1,493,127	1,392,553	1,324,320	1,300,446
Accrued interest receivable	15,435	15,049	14,063	13,255	12,799
Premises and equipment, net	17,215	17,446	17,759	18,945	19,279
Right of use assets	33,147	33,423	34,121	34,416	35,179
Federal Home Loan Bank of New York stock (FHLBNY), at cost	19,209	24,661	14,272	16,429	5,420
Deferred tax assets	15,413	16,137	13,822	9,658	7,440
Other assets	15,799	13,988	11,170	21,585	13,730
Total assets	$2,539,534	$2,311,989	$2,192,402	$2,076,699	$1,629,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,336,877	$1,252,412	$1,351,189	$1,148,728	$1,181,165
Operating lease liabilities	34,308	34,532	35,081	35,217	35,821
Accrued interest payable	1,767	1,390	854	158	223
Advance payments by borrowers for taxes and insurance	14,902	9,724	10,589	8,668	10,161
Borrowings	648,375	517,375	286,375	334,375	93,375
Warehouse lines of credit	—	—	—	—	753
Other liabilities	7,264	3,856	7,631	31,471	8,699
Total liabilities	2,043,493	1,819,289	1,691,719	1,558,617	1,330,197
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	—
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	247	247	247
Treasury stock, at cost	(2)	(2)	—	—	—
Additional paid-in-capital	206,883	206,508	206,092	205,669	205,243
Retained earnings	94,399	92,955	102,169	116,907	116,136
Accumulated other comprehensive loss	(16,629)	(17,860)	(18,420)	(15,032)	(7,035)
Unearned compensation ─ ESOP	(13,859)	(14,150)	(14,405)	(14,709)	(15,012)
Total stockholders' equity	496,041	492,700	500,683	518,082	299,579
Total liabilities and stockholders' equity	$2,539,534	$2,311,989	$2,192,402	$2,076,699	$1,629,776

(1)
Included for the quarterly period ended March 31, 2023 was $0.8 million related to the allowance for credit loss on held-to-maturity securities.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Interest and dividend income:
Interest on loans receivable	$19,700	$18,550	$17,058	$16,057	$18,200
Interest on deposits due from banks	197	199	346	132	36
Interest and dividend on securities and FHLBNY stock	6,459	6,184	4,230	978	782
Total interest and dividend income	26,356	24,933	21,634	17,167	19,018
Interest expense:
Interest on certificates of deposit	1,871	1,310	687	677	803
Interest on other deposits	4,166	4,125	1,543	521	284
Interest on borrowings	5,074	3,332	1,793	481	593
Total interest expense	11,111	8,767	4,023	1,679	1,680
Net interest income	15,245	16,166	17,611	15,488	17,338
(Benefit) provision for credit losses	(174)	12,641	9,330	817	1,258
Net interest income after (benefit) provision for credit losses	15,419	3,525	8,281	14,671	16,080
Non-interest income:
Service charges and fees	491	481	464	445	440
Brokerage commissions	15	180	288	214	338
Late and prepayment charges	729	263	109	193	58
Income on sale of mortgage loans	99	7	116	200	418
Loan origination (1)	—	(557)	522	696	625
(Loss) gain on sale of premises and equipment	—	—	(436)	—	—
Other	485	63	514	431	347
Total non-interest income	1,819	437	1,577	2,179	2,226
Non-interest expense:
Compensation and benefits	7,446	6,501	7,377	6,911	7,125
Occupancy and equipment	3,570	3,928	3,611	3,237	3,192
Data processing expenses	1,192	1,114	994	824	847
Direct loan expenses	412	454	654	505	874
Provision for contingencies	985	(440)	519	30	17
Insurance and surety bond premiums	265	270	297	156	147
Office supplies, telephone and postage	399	375	369	406	405
Professional fees	1,455	1,571	1,251	1,748	1,334
Contribution to the Ponce De Leon Foundation	—	—	—	—	4,995
Grain (recoveries) and write-off	(914)	(515)	8,881	1,500	8,074
Marketing and promotional expenses	128	256	214	52	71
Directors fees and regulatory assessment	155	196	188	167	154
Other operating expenses	1,268	2,055	1,061	1,031	839
Total non-interest expense	16,361	15,765	25,416	16,567	28,074
Income (loss) before income taxes	877	(11,803)	(15,558)	283	(9,768)
Provision (benefit) for income taxes	546	(2,589)	(820)	(488)	(2,948)
Net income (loss)	$331	$(9,214)	$(14,738)	$771	$(6,820)
Earnings (loss) per common share:
Basic	$0.01	$(0.40)	$(0.64)	$0.03	$(0.31)
Diluted	$0.01	$(0.40)	$(0.64)	$0.03	$(0.31)
Weighted average common shares outstanding:
Basic	23,293,013	23,168,097	23,094,859	23,056,559	21,721,113
Diluted	23,324,532	23,168,097	23,094,859	23,128,911	21,721,113

(1)
Amounts for the quarterly period ended December 31, 2022 include the reversal of $0.8 million of loan origination income that had been taken upfront in prior quarters of 2022 (as opposed to deferred over the life of the loan).

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$19,700	$18,200	$1,500	8.24%
Interest on deposits due from banks	197	36	161	447.22%
Interest and dividend on securities and FHLBNY stock	6,459	782	5,677	725.96%
Total interest and dividend income	26,356	19,018	7,338	38.58%
Interest expense:
Interest on certificates of deposit	1,871	803	1,068	133.00%
Interest on other deposits	4,166	284	3,882	1,366.90%
Interest on borrowings	5,074	593	4,481	755.65%
Total interest expense	11,111	1,680	9,431	561.37%
Net interest income	15,245	17,338	(2,093)	(12.07%)
(Benefit) provision for credit losses	(174)	1,258	(1,432)	(113.83%)
Net interest income after (benefit) provision for credit losses	15,419	16,080	(661)	(4.11%)
Non-interest income:
Service charges and fees	491	440	51	11.59%
Brokerage commissions	15	338	(323)	(95.56%)
Late and prepayment charges	729	58	671	1,156.90%
Income on sale of mortgage loans	99	418	(319)	(76.32%)
Loan origination	—	625	(625)	(100.00%)
Other	485	347	138	39.77%
Total non-interest income	1,819	2,226	(407)	(18.28%)
Non-interest expense:
Compensation and benefits	7,446	7,125	321	4.51%
Occupancy and equipment	3,570	3,192	378	11.84%
Data processing expenses	1,192	847	345	40.73%
Direct loan expenses	412	874	(462)	(52.86%)
Provision for contingencies	985	17	968	5,694.12%
Insurance and surety bond premiums	265	147	118	80.27%
Office supplies, telephone and postage	399	405	(6)	(1.48%)
Professional fees	1,455	1,334	121	9.07%
Contribution to the Ponce De Leon Foundation	—	4,995	(4,995)	(100.00%)
Grain (recoveries) and write-off	(914)	8,074	(8,988)	(111.32%)
Marketing and promotional expenses	128	71	57	80.28%
Directors fees and regulatory assessment	155	154	1	0.65%
Other operating expenses	1,268	839	429	51.13%
Total non-interest expense	16,361	28,074	(11,713)	(41.72%)
Income (loss) before income taxes	877	(9,768)	10,645	(108.98%)
Provision (benefit) for income taxes	546	(2,948)	3,494	(118.52%)
Net income (loss)	$331	$(6,820)	$7,151	(104.85%)
Earnings (loss) per common share:
Basic	$0.01	$(0.31)	$0.33	(104.53%)
Diluted	$0.01	$(0.31)	$0.33	(104.52%)
Weighted average common shares outstanding:
Basic	23,293,013	21,721,113	1,571,900	7.24%
Diluted	23,324,532	21,721,113	1,603,419	7.38%

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Performance Ratios:
Return on average assets (1)	0.06%	(1.62%)	(2.80%)	0.17%	(1.55%)
Return on average equity (1)	0.27%	(7.28%)	(11.25%)	1.01%	(10.06%)
Net interest rate spread (1) (2)	1.79%	2.14%	3.12%	3.86%	4.48%
Net interest margin (1) (3)	2.75%	2.98%	3.62%	4.10%	4.68%
Non-interest expense to average assets (1)	2.79%	2.78%	4.83%	3.73%	6.39%
Efficiency ratio (4)	95.88%	94.95%	132.46%	93.77%	143.50%
Average interest-earning assets to average interest- bearing liabilities	147.75%	151.73%	161.30%	151.98%	145.54%
Average equity to average assets	20.91%	22.32%	24.90%	17.32%	15.76%
Capital Ratios:
Total capital to risk weighted assets (Bank only)	27.54%	30.53%	33.39%	36.00%	23.27%
Tier 1 capital to risk weighted assets (Bank only)	26.28%	29.26%	32.13%	34.75%	22.02%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	26.28%	29.26%	32.13%	34.75%	22.02%
Tier 1 capital to average assets (Bank only)	19.51%	20.47%	22.91%	28.79%	14.88%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.77%	2.27%	1.77%	1.31%	1.28%
Allowance for credit losses on loans as a percentage of nonperforming loans	149.73%	252.33%	118.43%	94.05%	106.84%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.57%)	(0.85%)	(0.52%)	(0.05%)	(0.22%)
Non-performing loans as a percentage of total gross loans	1.18%	0.90%	1.50%	1.39%	1.20%
Non-performing loans as a percentage of total assets	0.76%	0.59%	0.97%	0.90%	0.97%
Total non-performing assets as a percentage of total assets	0.76%	0.59%	0.97%	0.90%	0.97%
Total non-performing assets and accruing troubled debt restructured loans as a percentage of total assets	0.93%	0.78%	1.16%	1.14%	1.30%
Other:
Number of offices	19	19	19	19	19
Number of full-time equivalent employees	251	253	257	253	223

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	March 31, 2023				December 31, 2022
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,987	$—	$(241)	$2,746	$2,985	$—	$(296)	$2,689
Corporate Bonds	25,816	—	(2,639)	23,177	25,824	—	(2,465)	23,359
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	43,421	—	(6,030)	37,391	44,503	—	(6,726)	37,777
FHLMC Certificates	11,036	—	(1,490)	9,546	11,310	—	(1,676)	9,634
FNMA Certificates	65,819	—	(10,474)	55,345	67,199	—	(11,271)	55,928
GNMA Certificates	117	—	(2)	115	122	—	(4)	118
Total available-for-sale securities	$149,196	$—	$(20,876)	$128,320	$151,943	$—	$(22,438)	$129,505

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(206)	$24,794	$35,000	$—	$(380)	$34,620
Corporate Bonds	82,500	—	(4,158)	78,342	82,500	57	(3,819)	78,738
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	230,531	853	(2,457)	228,927	235,479	192	(5,558)	230,113
FHLMC Certificates	4,008	—	(245)	3,763	4,120	—	(268)	3,852
FNMA Certificates	128,968	—	(3,695)	125,273	131,918	—	(5,227)	126,691
SBA Certificates	21,451	71	—	21,522	21,803	34	—	21,837
Total held-to-maturity securities (2)	$492,458	$924	$(10,761)	$482,621	$510,820	$283	$(15,252)	$495,851

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.
(2)
Excludes $0.8 million related to allowance for credit losses on securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	For the Three Months Ended March 31,
	2023	2022
Beginning balance	$—	$—
CECL adoption	662	—
Provision for credit losses	147	—
Allowance for credit losses on securities	$809	$—

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2023		2022		2022		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$354,559	21.60%	$343,968	22.54%	$336,667	23.79%	$321,671	24.02%	$323,442	24.59%
Owner-Occupied	149,481	9.10%	134,878	8.84%	112,749	7.97%	100,048	7.47%	95,234	7.24%
Multifamily residential	553,430	33.71%	494,667	32.42%	421,917	29.81%	396,470	29.60%	368,133	27.98%
Nonresidential properties	314,560	19.17%	308,043	20.19%	282,642	19.97%	279,877	20.90%	251,893	19.14%
Construction and land	235,157	14.33%	185,018	12.13%	197,437	13.95%	165,425	12.35%	144,881	11.01%
Total mortgage loans	1,607,187	97.91%	1,466,574	96.12%	1,351,412	95.49%	1,263,491	94.34%	1,183,583	89.96%
Non-mortgage loans:
Business loans (1)	19,890	1.21%	39,965	2.62%	41,398	2.92%	45,720	3.41%	100,253	7.62%
Consumer loans (2)	14,227	0.88%	19,129	1.26%	22,563	1.59%	30,198	2.25%	31,899	2.42%
Total non-mortgage loans	34,117	2.09%	59,094	3.88%	63,961	4.51%	75,918	5.66%	132,152	10.04%
Total loans, gross	1,641,304	100.00%	1,525,668	100.00%	1,415,373	100.00%	1,339,409	100.00%	1,315,735	100.00%

Net deferred loan origination costs	2,099		2,051		2,288		2,446		1,604
Allowance for credit losses on loans	(28,975)		(34,592)		(25,108)		(17,535)		(16,893)

Loans, net	$1,614,428		$1,493,127		$1,392,553		$1,324,320		$1,300,446

(1)
As of March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, business loans include $3.6 million, $20.0 million, $24.7 million, $30.8 million and $86.0 million, respectively, of PPP loans.
(2)
As of March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, consumer loans include $13.4 million, $18.2 million, $21.5 million, $28.3 million and $31.0 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of March 31, 2023
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-March 31, 2023)	$25,057
Write-downs, net of recoveries (inception-to-date as of March 31, 2023)	(16,541)
Cash receipts from Grain (inception-to-March 31, 2023)	(6,690)
Grant/reserve	(1,826)
Net receivable as of March 31, 2023	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of March 31, 2023	$13,365
Allowance for credit losses on loans as of March 31, 2023 (1)	(11,597)
Microloans, net of allowance for credit losses on loans as of March 31, 2023	$1,768
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of March 31, 2023	—
Total exposure to Grain as of March 31, 2023	$1,768

(1) Includes $0.3 million for allowance for unused commitments on the $2.4 million of unused commitments available to Grain originated borrowers reported in other liabilities in the accompanying Consolidated Statements of Financial Conditions. Excludes $1.2 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$34,592	$25,108	$17,535	$16,893	$16,352
(Benefit) provision for credit losses on loans	(321)	12,641	9,330	817	1,258
Adoption of CECL	(3,090)	—	—	—	—
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	(2,569)	(3,659)	(1,799)	(450)	(751)
Total charge-offs	(2,569)	(3,659)	(1,799)	(450)	(751)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	156	—
Owner occupied	—	—	39	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	1	91	2
Consumer	363	502	2	28	32
Total recoveries	363	502	42	275	34
Net (charge-offs) recoveries	(2,206)	(3,157)	(1,757)	(175)	(717)
Allowance for credit losses on loans at end of the period	$28,975	$34,592	$25,108	$17,535	$16,893

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2023		2022		2022		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$282,741	21.15%	$289,149	23.08%	$288,654	21.37%	$284,462	24.77%	$281,132	23.81%
Interest-bearing deposits:
NOW/IOLA accounts	21,735	1.63%	24,349	1.94%	28,799	2.13%	28,597	2.49%	33,010	2.79%
Money market accounts	408,404	30.55%	317,815	25.38%	360,293	26.66%	181,156	15.77%	169,847	14.38%
Reciprocal deposits	109,649	8.20%	114,049	9.11%	162,858	12.05%	151,264	13.17%	160,510	13.59%
Savings accounts	127,731	9.55%	130,432	10.41%	140,055	10.37%	139,244	12.12%	133,966	11.34%
Total NOW, money market, reciprocal and savings accounts	667,519	49.93%	586,645	46.84%	692,005	51.21%	500,261	43.55%	497,333	42.10%
Certificates of deposit of $250K or more	76,893	5.75%	70,113	5.60%	61,900	4.58%	65,157	5.67%	75,130	6.36%
Brokered certificates of deposit (1)	98,754	7.39%	98,754	7.89%	98,760	7.31%	62,650	5.45%	79,282	6.71%
Listing service deposits (1)	28,417	2.13%	35,813	2.86%	40,964	3.03%	48,953	4.26%	53,876	4.56%
All other certificates of deposit less than $250K	182,553	13.65%	171,938	13.73%	168,906	12.50%	187,245	16.30%	194,412	16.46%
Total certificates of deposit	386,617	28.92%	376,618	30.08%	370,530	27.42%	364,005	31.68%	402,700	34.09%
Total interest-bearing deposits	1,054,136	78.85%	963,263	76.92%	1,062,535	78.63%	864,266	75.23%	900,033	76.19%
Total deposits	$1,336,877	100.00%	$1,252,412	100.00%	$1,351,189	100.00%	$1,148,728	100.00%	$1,181,165	100.00%
(1)
As of March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, there were $9.5 million, $13.6 million, $13.8 million, $18.5 million, and $19.0 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	March 31,			December 31,
	2023			2022
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Overnight line of credit advance	$—	$—	—%	$6,000	$6,000	4.6%

Term advances ending:
2023	$24,775	$24,775	2.81	$178,375	$178,375	4.32
2024	302,500	302,500	4.51	50,000	50,000	4.75
2025	50,000	50,000	4.41	50,000	50,000	4.41
2026	—	—	—	—	—	—
2027	212,000	212,000	3.44	183,000	183,000	3.25
Thereafter	59,100	59,100	3.43	50,000	50,000	3.35
	$648,375	$648,375	3.99%	$517,375	$517,375	3.90%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,836	$2,844	$5,902	$3,460	$3,596
Owner occupied	2,245	961	971	1,140	962
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	778	1,162	1,166
Construction and land	11,906	7,567	10,660	10,817	7,567
Non-mortgage loans:
Business	40	—	359	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$17,027	$11,372	$18,670	$16,579	$13,291

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$213	$217	$221	$224	$230
Owner occupied	2,020	2,027	2,215	1,746	2,192
Multifamily residential	—	—	—	—	—
Nonresidential properties	91	93	95	96	98
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	2,324	2,337	2,531	2,066	2,520
Total non-accrual loans	$19,351	$13,709	$21,201	$18,645	$15,811

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,185	$2,207	$2,228	$2,246	$2,269
Owner occupied	1,310	1,328	1,254	2,019	2,313
Multifamily residential	—	—	—	—	—
Nonresidential properties	701	708	715	725	726
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$4,196	$4,243	$4,197	$4,990	$5,308
Total non-performing assets and accruing troubled debt restructured loans	$23,547	$17,952	$25,398	$23,635	$21,119
Total non-performing loans to total gross loans	1.18%	0.90%	1.50%	1.39%	1.20%
Total non-performing assets to total assets	0.76%	0.59%	0.97%	0.90%	0.97%
Total non-performing assets and accruing troubled debt restructured loans to total assets	0.93%	0.78%	1.16%	1.14%	1.30%

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,572,148	$19,700	5.08%	$1,325,433	$18,200	5.57%
Securities (3)	631,138	6,075	3.90%	138,095	717	2.11%
Other (4)	41,643	581	5.66%	38,253	101	1.07%
Total interest-earning assets	2,244,929	26,356	4.76%	1,501,781	19,018	5.14%
Non-interest-earning assets	129,837			225,006
Total assets	$2,374,766			$1,726,787
Interest-bearing liabilities:
NOW/IOLA	$23,334	$9	0.16%	$33,083	$16	0.20%
Money market	449,206	4,124	3.72%	319,806	235	0.30%
Savings	128,876	30	0.09%	135,404	32	0.10%
Certificates of deposit	381,362	1,871	1.99%	419,104	803	0.78%
Total deposits	982,778	6,034	2.49%	907,397	1,086	0.49%
Advance payments by borrowers	12,919	3	0.09%	9,808	1	0.04%
Borrowings	523,705	5,074	3.93%	114,688	593	2.10%
Total interest-bearing liabilities	1,519,402	11,111	2.97%	1,031,893	1,680	0.66%
Non-interest-bearing liabilities:
Non-interest-bearing demand	316,803	—		372,433	—
Other non-interest-bearing liabilities	42,038	—		47,562	—
Total non-interest-bearing liabilities	358,841	—		419,995	—
Total liabilities	1,878,243	11,111		1,451,888	1,680
Total equity	496,523			274,899
Total liabilities and total equity	$2,374,766		2.97%	$1,726,787		0.66%
Net interest income		$15,245			$17,338
Net interest rate spread (5)			1.79%			4.48%
Net interest-earning assets (6)	$725,527			$469,888
Net interest margin (7)			2.75%			4.68%
Average interest-earning assets to interest-bearing liabilities			147.75%			145.54%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account and FHLBNY stock dividends.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Other Data
Common shares issued	24,865,476	24,861,329	24,728,460	24,724,274	24,724,274
Less treasury shares	1,976	1,976	—	—	—
Common shares outstanding at end of period	24,863,500	24,859,353	24,728,460	24,724,274	24,724,274

Book value per common share	$10.90	$10.77	$11.15	$11.85	$12.12
Tangible book value per common share	$10.90	$10.77	$11.15	$11.85	$12.12